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                                                                    EXHIBIT 23.1


                    [PricewaterhouseCoopers LLP letterhead]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of Parker Drilling Company, which appears in Parker Drilling Company's Annual Report on Form 10-K for the year ended December 31, 2004.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 6, 2005